Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Details Growth Strategy

and Reaffirms Outlook at CAGNY

●	Reaffirms 2017 and 2018 Adjusted Operating Income[1] margin targets
●	Launching new Well-being Power Brand, Véa, in the savory cracker segment to drive incremental growth

BOCA RATON, Fla. – Feb. 21, 2017 – At the Consumer Analyst Group of New York (CAGNY) conference today, executives of Mondelēz International detailed the company’s balanced strategy for both top- and bottom-line growth to deliver strong shareholder returns.

Chairman and CEO Irene Rosenfeld highlighted the company’s three-pronged strategy to focus its portfolio, reduce costs and invest for growth to drive long-term sustainable growth. “We’re one of the few industry players well-positioned to deliver sustainable growth on both the top and bottom lines. We start from a position of strength with the brands, platforms and capabilities that will create value for our shareholders.”

Rosenfeld continued, “We’re experiencing dramatic changes within our industry. This is causing significant shifts in the drivers of our business – consumer, customers and channels – that are redefining the way our consumers eat, live and shop. We’re constantly evaluating all aspects of our business and working to capitalize on these shifts to maintain our leadership in the snacking industry over the long term.”

Accelerating Growth by Addressing Key Consumer Trends

Tim Cofer, Chief Growth Officer, provided an update on the company’s strategies to accelerate revenue growth. The company is contemporizing its core portfolio with a sharper focus and resource distortion to drive growth where it matters most. “Our strategy to distort investment behind our Power Brands – which represent nearly 70 percent of our global revenues – is paying off. In 2016, these brands grew Organic Net Revenue1 at twice the rate of the company overall and continue to outpace category growth,” Cofer said.

The company is also filling key white spaces, both through large-scale expansions to new markets such as entering the U.S. and China chocolate markets last year but also in terms of consumer white spaces and bold Well-being innovations.

Finally, the company is focusing on making its brands accessible to consumers whenever and wherever they shop. It’s improving its presence in high-growth channels like eCommerce, discounters, convenience stores and traditional trade. In the online arena, Mondelēz International is building an industry-leading eCommerce snacks business by investing in capabilities and infrastructure and enhancing its online product assortment. As a result, eCommerce net revenues grew more than 35 percent in 2016, twice as fast as the rate of the industry.

Introducing Véa, a New Well-being Power Brand in the Savory Cracker Segment

The company plans for an unprecedented year of Well-being innovation in 2017, including the launch of a new premium Well-being Power Brand, Véa. Featuring bold regional flavors, such as Thai Coconut or Peruvian Sweet Potato, Véa crunch bars, world crisps and seed crackers recipes are on-trend in every way: no artificial ingredients, colors or flavors, no trans fats, Non-GMO Project Verified.

“Véa truly underscores the best of our growth capabilities, including breakthrough product and packaging innovation, real-time data analytics, comprehensive distribution across multiple growth channels and fearless digital marketing,” Cofer said. “We’re receiving tremendous response from our major retail partners across North America, and we’re confident Véa will be a big success.”

Véa will be available across grocery, club stores, convenience stores and eCommerce channels in the U.S. and Canada as of July 2017, with other global markets following over time.

Delivering Margin Commitments in a Slow Growth World

Brian Gladden, Executive Vice President and Chief Financial Officer, underscored the company’s achievement of delivering Adjusted Operating Income margin and Adjusted EPS1 growth despite the challenging top-line environment.

“We’ve demonstrated our ability to deliver in challenging conditions and this strong execution gives us great confidence in our ability to deliver on our 17 to 18 percent Adjusted Operating Income margin target in 2018,” said Gladden.

During today’s presentation, the company provided an estimate for 2017 Free Cash Flow1 of approximately $2 billion. In addition, the company reaffirmed other elements of its 2017 outlook, including:

●	Organic Net Revenue growth of at least 1 percent
●	Adjusted Operating Income margin in the mid-16 percent range
●	Double-digit Adjusted EPS growth on a constant-currency basis

A live audio webcast of today’s CAGNY presentation will be available in the investors section of the company’s website (www.mondelezinternational.com), and an archived replay of the presentation with accompanying slides will be available on the website following the webcast. The company will be live tweeting from the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is building the best snacking company in the world, with 2016 net revenues of approximately $26 billion. Creating more moments of joy in approximately 165 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

End Notes

1.	Organic Net Revenue, Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Free Cash Flow and presentation of amounts in constant currency are non-GAAP financial measures. Please see the section below regarding GAAP to non-GAAP reconciliations on our outlook.

Outlook

The company’s outlook for 2017 Organic Net Revenue growth, 2017 and 2018 Adjusted Operating Income margin, 2017 Adjusted EPS growth on a constant currency basis and 2017 Free Cash Flow are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in foreign currency exchange rates, restructuring activities, acquisitions and divestitures. The company is not able to reconcile its full year 2017 projected Organic Net Revenue growth to its full year 2017 projected reported net revenue growth because the company is unable to predict the 2017 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its full year 2017 and 2018 projected Adjusted Operating Income margin to its full year 2017 and 2018 projected reported operating income margin because the company is unable to predict the timing of its Restructuring Program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts and impacts from potential acquisitions or divestitures. The company is not able to reconcile its full year 2017 projected Adjusted EPS growth on a constant currency basis to its full year 2017 projected reported diluted EPS growth because the company is unable to predict the timing of its Restructuring Program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts, impacts from potential acquisitions or divestitures as well as the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its full year 2017 projected Free Cash Flow to its full year 2017 projected net cash from operating activities because the company is unable to predict the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “position,” “plan,” “estimate,” “deliver,” “commitment,” “target,” “outlook” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: our future performance, including our future revenue growth, earnings per share, margins and cash flow; execution of our strategy, including our growth strategies; new products; innovation; our investments and the results of those investments; growth in and revenues from e-commerce; our well-being portfolio and goals; shareholder value and returns; and our outlook, including 2017 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS and Free Cash Flow and 2018 Adjusted Operating Income margin. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; unanticipated disruptions to our business; competition; the restructuring program and our other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

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